United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of The

Securities Exchange Act of 1934

BLUE EARTH, INC.

(Exact name of registrant as specified in its charter)

NEVADA	98-0531496
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2298 Horizon Ridge Pkwy. Suite 205 Henderson Nevada	89052
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock $.01 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: (If applicable): None

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

(Title of Class)

EXPLANATORY NOTE

Blue Earth, Inc. (the “Company”) is filing this Registration Statement on Form 8-A, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), in connection with its listing of shares of its common stock, $.01 par value per share (the “Common Stock”), on The NASDAQ Stock Market LLC.  The Common Stock has been approved for listing on the NASDAQ Capital Market of The NASDAQ Stock Market LLC under the symbol BBLU.

Item 1. Description of Registrant's Securities to Be Registered.

The description of the Common Stock of the Company to be registered hereunder is contain in the section entitled “Description of Securities” in the prospectus forming part of the Registration Statement on Form S-1, as amended (File No. 333-189937) originally filed with the Securities and Exchange Commission (the “SEC”).  Any form of prospectus subsequently filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed incorporated by reference.

Item 2. Exhibits.

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith or incorporated by referenced because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLUE EARTH, INC.
(Registrant)

/s/ Johnny Thomas
Date 8/26//2014	By (Signature) Dr. Johnny Thomas, CEO

3